Exhibit 3.02

AMENDED AND RESTATED

BYLAWS

OF

ORACLE CORPORATION

(a Delaware corporation)

Adopted January 31, 2006

Amended and restated by the Board of Directors as of July 10, 2006

i

	ARTICLE 6
	INDEMNIFICATION
Section 6.01.	Indemnification of Officers, Directors and Employees	7
Section 6.02.	Advance of Expenses	8
Section 6.03.	Non-exclusivity of Rights	8
Section 6.04.	Indemnification of Contracts	8
Section 6.05.	Insurance	8
Section 6.06.	Effect of Amendment	8
	ARTICLE 7
	NOTICES

Section 7.01.	Notice	8
Section 7.02.	Waiver of Notice	8

	ARTICLE 8
	INTERESTED DIRECTORS

Section 8.01.	Interest and Directors; Quorum	9

	ARTICLE 9
	MISCELLANEOUS

Section 9.01.	Fiscal Year	9
Section 9.02.	Seal	9
Section 9.03.	Form of Records	9
Section 9.04.	Reliance Upon Books and Records	9
Section 9.05.	Certificate of Incorporation Governs	9
Section 9.06.	Severability	9
Section 9.07.	Derivative Action	9

	ARTICLE 10
	AMENDMENT

Section 10.01.	Amendments	10

ii

AMENDED AND RESTATED

BYLAWS

OF

ORACLE CORPORATION

(a Delaware corporation)

Adopted January 31, 2006

Amended and restated by the Board of Directors as of July 10, 2006

ARTICLE 1

STOCKHOLDERS

Section 1.01. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. Any other proper business may be transacted at the annual meeting.

Section 1.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, the CEO, the Board of Directors or stockholders holding shares representing not less than twenty percent of the outstanding votes entitled to vote at the meeting. Special meetings may not be called by any other person or persons.

Section 1.03. Notice of Meetings. Notice of all meetings of stockholders shall be given in writing or by electronic transmission stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 1.04. Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.05. Quorum. At each meeting of stockholders the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum, except where otherwise required by law. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any of the Corporation’s stock held by it in a fiduciary capacity.

Section 1.06. Organization. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate, or, in the absence of such a person, the Chairman of the Board, or, in the absence of such person, the CEO of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting. Such person shall be chairman of the meeting and shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.07. Voting; Proxies. Unless otherwise provided by law, and subject to the provisions of Section 1.06 of these Bylaws, each stockholder shall be entitled to one vote for each share of stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless such is demanded by a stockholder or stockholders holding shares representing at least one percent of the votes entitled to vote at such meeting, or by such stockholder’s or stockholders’ proxy. If a vote is to be taken by written ballot, each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairman of the meeting deems appropriate, and the ballots shall be counted by one or more inspectors appointed by the chairman of the meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions, unless otherwise provided by law or these Bylaws, shall be decided by the vote of the holders of a majority of the shares of stock entitled to vote thereon present in person or by proxy at the meeting.

Section 1.08. Fixing Date For Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, then the record date shall be as provided by law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date for such consent. Such request shall include a brief description of the action proposed to be taken. The Board of Directors shall, within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 1.09. List of Stockholders Entitled To Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.10. Action By Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, and except as set forth in Section 1.08 above, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.11. Nominations and Stockholder Business. (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereto, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.11.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such business other than the nominations of persons for election to the Board of Directors must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s written notice shall be delivered to the Secretary of the Corporation at the principle executive offices of the Corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of any adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner and (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 1.11 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c) Notwithstanding anything in this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s written notice required by this Section 1.11 shall be delivered to the Secretary of the Corporation at the principle executive offices of the Corporation, not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) Only those persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible for election as directors at any meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(f) For purposes of this Section 1.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters, Business Wire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 9, 13, 14 or 15(d) of the Exchange Act.

(g) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE 2

BOARD OF DIRECTORS

Section 2.01. Number; Qualifications. The Board of Directors shall consist of three or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.02. Election; Resignation; Removal; Vacancies. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon notice in writing or by electronic transmission to the Corporation. Subject to the rights of any holders of Preferred Stock then outstanding, (i) any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, and (ii) any vacancy occurring in the

Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors to be elected by all stockholders having the right to vote as a single class, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.03. Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board of Directors.

Section 2.04. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the CEO or the Board of Directors and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least two (2) days before the meeting if such notice is given by telephone, hand delivery, electronic transmission, facsimile or similar communication method. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.05. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or similar communications equipment shall constitute presence in person at such meeting.

Section 2.06. Quorum; Vote Required For Action. At all meetings of the Board of Directors a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. Except as otherwise provided herein or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.07. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by the CEO, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08. Written Action By Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.09. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2.10. Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE 3

COMMITTEES

Section 3.01. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meetings and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution and distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

Section 3.02. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 2 of these Bylaws.

ARTICLE 4

OFFICERS

Section 4.01. Generally. The officers of the Corporation shall consist of a Chief Executive Officer, one or more Presidents, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, a Secretary and such other officers, including a Chairman of the Board of Directors, as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon notice in writing or by electronic transmission to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.

Section 4.02 Chief Executive Officer (CEO). Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the CEO of the Corporation shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the duties, employees and agents of the Corporation.

Section 4.03. President. Each President shall have such powers and duties as may be delegated to him or her by the Board of Directors. A President may be designated by the Board to perform the duties and exercise the powers of the CEO in the event of the CEO’s absence or disability.

Section 4.04. Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. A Vice President may be designated by the Board to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 4.05. Chief Financial Officer (CFO). The CFO of the Corporation shall have the responsibility for maintaining the financial records of the Corporation. He or she shall render from time to time an account of the financial condition of the Corporation. The CFO shall also perform such other duties as the Board of Directors may from time to time prescribe

Section 4.06. Treasurer. The Treasurer shall have custody of all monies and securities of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 4.07. Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 4.08. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.09. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE 5

STOCK

Section 5.01. Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President (or CEO) or a Vice President, and by the Treasurer (or CFO) or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Section 5.02. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.03. Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE 6

INDEMNIFICATION

Section 6.01. Indemnification of Officers and Directors. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation (including any constituent corporation absorbed in a merger) or, while a director or officer of the Corporation, is or was serving at the request of the Corporation (including any such constituent corporation) as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 6.02. Advance of Expenses. The Corporation shall pay all expenses incurred by such a director or officer in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article 6 or otherwise; and provided further that the Corporation shall not be required to advance any expenses to a person against whom the Corporation brings a claim, in a proceeding, for breach of the duty of loyalty to the Corporation, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction from which such person derived an improper personal benefit.

Section 6.03. Non-exclusivity of Rights. The rights conferred on any person in this Article 6 shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors or otherwise.

Section 6.04. Indemnification of Contracts. The Board of Directors is authorized to cause the Corporation to enter into a contract with any director, officer or employee of the Corporation, or any person serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article 6.

Section 6.05. Insurance. The Corporation shall maintain insurance, at its expense, to the extent it determines such to be reasonably available, to protect itself, its officers and directors and any other persons the Board of Directors may select, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.06. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article 6 by the stockholders or the Directors of the Corporation shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article 6 and existing at the time of such amendment, repeal or modification.

ARTICLE 7

NOTICES

Section 7.01. Notice. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a courier service), by depositing such notice in the mail, postage prepaid, or by sending such notice by electronic transmission or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such persons address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, when deposited in the mail, and (iii) in the case of delivery via electronic delivery or facsimile, when dispatched.

Section 7.02. Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE 8

INTERESTED DIRECTORS

Section 8.01. Interest and Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 9.02. Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.

Section 9.03. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in electronic form or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.04. Reliance Upon Books and Records. A member of the Board of Directors of the Corporation, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 9.05. Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Corporation’s Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 9.06. Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation shall remain in full force and effect.

Section 9.07. Derivative Action. The sole and exclusive forum for any actual or purported derivative action brought on behalf of the Corporation shall be the Court of Chancery in the State of Delaware.

ARTICLE 10

AMENDMENT

Section 10.01. Amendments. The stockholders of the Corporation shall have the power to adopt, amend or repeal Bylaws. The Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except Bylaws adopted by the stockholders that specify that they cannot be amended or repealed by the Board of Directors.